SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       HEALTHCARE NETWORK SOLUTIONS, INC.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

                       HEALTHCARE NETWORK SOLUTIONS, INC.
                 ______________________________________________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2003

To the Stockholders of Healthcare Network Solutions, Inc.:

         A Special Meeting of the Stockholders of Healthcare Network Solutions, Inc., a Delaware corporation (the "Company"), will be held at 1 p.m. on Friday, July 11, 2003 at Best Western Roswell Suites, 907 Holcomb Bridge Road, Roswell, Georgia 30076-1905. At the Special Meeting, you will be asked to vote on the following matters:

         1. To approve an amendment to our Certificate of Incorporation to effect a 1 for 8.9 reverse split of our Common Stock; and

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         Only stockholders of record, as shown by the transfer books of Healthcare Network Solutions at the close of business on June 13, 2003, will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the Special Meeting.

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, EVEN IF YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, WE ASK THAT AS PROMPTLY AS POSSIBLE YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED. STOCKHOLDERS ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

                                        By Order of the Board of Directors


                                        /s/  Timothy C. Moses
                                        -----------------------------
                                        Secretary

                       HEALTHCARE NETWORK SOLUTIONS, INC.
                               8383 DUNWOODY PLACE
                             ATLANTA, GEORGIA 30350
                 ______________________________________________

                                 PROXY STATEMENT

                                       FOR

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2003
                 ______________________________________________



                                  INTRODUCTION

         The accompanying proxy is solicited by the Board of Directors (the "Board") of Healthcare Network Solutions, Inc. (the "Company," "we", "us" and similar terms) to be voted at the Special Meeting of Stockholders to be held on Friday, July 11, 2003 (the "Special Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.

         The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $15,000, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company intends to request banks and brokers holding shares of the Company's Common Stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.

         A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the offices of the Company for a period of at least 10 days preceding the Special Meeting.

                          VOTING AT THE SPECIAL MEETING

         The shares entitled to vote at the Special Meeting consist of shares of the Company's Common Stock, with each share entitling the holder to one vote. At the close of business on June 13, 2003, the record date for the Special Meeting, there were issued and outstanding 50,000,000 shares of the Company's Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about June 17, 2003.

         Each proxy that is properly signed and received prior to the Special Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR an amendment to our Certificate of Incorporation effecting a 1 for 8.9 reverse split of our Common Stock. You will also be granting the proxy holders, Mr. Timothy C. Moses or Mr. Jerry Smith, the right to vote on any other matters which may come before the Special Meeting in their discretion. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

         A quorum of stockholders is necessary to take action at the Special Meeting. A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting. The inspector of election will determine whether or not a quorum is present at the Special Meeting. The inspector of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.

         The vote required for the ratification of the amendment to our Certificate of Incorporation to effect a 1 for 8.9 reverse split of our Common Stock is the affirmative vote of a majority of the outstanding shares of our Common Stock. For purposes of determining stockholder approval of such proposals, abstentions will be treated as shares of Common Stock voted against adoption of such proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of Common Stock as of June 13, 2003 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned.

         Unless otherwise indicated the address of each beneficial owner is 8383 Dunwoody Place, Atlanta, Georgia 30350.

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
                                                       Amount and Nature of
                                                       Beneficial Ownership
                                                       --------------------
                                                           Common Stock
                                                           ------------
 Name and Address of Beneficial Owner             # of Shares         % of Class
 ------------------------------------             -----------         ----------
 Dr. Kevin Smith (1)                               23,204,904            46.4%
 Timothy C. Moses (2)                               9,745,000            19.5%
 M5 Trust Fund (3)                                 22,054,904            44.1%
 International Biochemical Industries, Inc. (4)     8,845,000            17.7%
 Dr. Cecil R. Smith (5)                                35,000            0.07%
 Jerry Smith (6)                                      250,000            0.50%

 Executive Officers and
 Directors as a group
 (of four persons) (1)(2)(3)(4)                    32,984,904            66.0%
 -----------------------

(1) Dr. Kevin Smith is our Director. Includes 22,304,904 shares held by M5 Trust Fund of which Dr. Smith is the Trustee.

(2) Mr. Moses is our Director and President. Includes 8,845,000 shares owned by International Biochemical Industries, Inc., a publicly-traded company of which Mr. Moses is President, over which Mr. Moses has voting control.

(3) M5 Trust Fund, was organized for the benefit of Mr. Moses' children, and of which Dr. Smith is the Trustee.

(4) Mr. Moses has authority on behalf of International Biochemical Industries, Inc., by board resolution, to vote the Common Stock owned by International Biochemical Industries, Inc., of which he is the President.

(5)      Dr. Cecil Smith is our Director.

(6)      Mr. Jerry Smith is our Director.

                                CHANGE IN CONTROL

         As previously reported, in December 2002, the Company entered into an Agreement and Plan of Reorganization and Stock Purchase Agreement with Nova Biogenetics, Inc. ("Nova"), Timothy C. Moses and the Stockholders of Nova. In addition, Sharon Allred, the principal executive officer and a principal stockholder of the Company, was also a party to that Agreement. As reported, on March 7, 2003, Ms. Allred along with another director of the Company, Sondra McGinnis, resigned in all capacities with the Company leaving Dr. Kevin Smith as the sole director of the Company. Confronted with the recognition that the Company would not be in a position to effectively conduct ongoing operations associated with the provision of non-medical services to physicians, the Company entered into a revised Agreement with the same parties, except that Ms. Allred was not a party to the Agreement. Under the revised Agreement, the Company issued 31,253,904 shares of its Common Stock in exchange for all of the shares of Nova. In addition, Ms. Allred was assigned the right to collect certain receivables of the Company, and agreed to return to the capital of the Company 1,500,000 common shares. In addition, Dr. Kevin Smith and Timothy Moses / M5 Trust Fund each agreed to contribute back to the capital of the Company 900,000 common shares of the Company.

                                   PROPOSAL 1

                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
        CERTIFICATE OF INCORPORATION EFFECTING A 1 FOR 8.9 REVERSE SPLIT
                          OF THE COMPANY'S COMMON STOCK

         The Board has voted to amend our Certificate of Incorporation to affect a 1 for 8.9 reverse split of our Common Stock (the "Reverse Stock Split"). The Board determined that such an amendment is advisable and directed that the proposed amendment be considered at a special meeting of stockholders. Pursuant to the Reverse Stock Split each 8.9 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. WE ARE NOT PRESENTLY ENGAGED IN ANY NEGOTIATIONS NOR DO WE HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE IF THIS PROPOSAL 1 IS APPROVED AND IMPLEMENTED. The Reverse Stock Split will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State (the "Amendment"), but our Board reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT.

         The Board believes the Reverse Stock Split is desirable because reducing the number of shares of our Common Stock issued and outstanding will raise the trading price of our Common Stock. Our Board believes that the higher share price which should initially result from the Reverse Stock Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations.

         The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock will also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e., a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

         * The number of shares owned by each holder of Common Stock will be reduced by a ratio of 8.9 to 1;

         * The number of shares of our Common Stock which will be issued and outstanding after the Reverse Stock Split will be approximately 5,617,978;

         * The number of shares of Common Stock we are authorized to issue will remain the same;

         * The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;

         *        The par value of the Common Stock will remain $0.01 per share;

         * The stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/8.9 of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced; and

         * All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise thereof, 1/8.9 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Stock Split.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES.

         The Reverse Stock Split will be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amendment will become effective upon the filing with the Secretary of State of the State of Delaware. As soon as practicable after filing the Amendment we will send a letter of transmittal to each holder of record of Old Shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Old Shares will be deemed for all corporate purposes after the effective date to evidence ownership of New Shares in the appropriately reduced number.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         * No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         * The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefore.

         * The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         * The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

APPRAISAL RIGHTS

         No appraisal rights are available under the Delaware General Corporations Law or under the Company's Certificate of Incorporation as amended or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split.

APPROVAL OF PROPOSAL.

         The approval of Proposal 1 by the stockholders requires the affirmative vote of a majority of the outstanding shares of our Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION OF
           AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
        EFFECTING A 1 FOR 8.9 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

                    INTEREST OF CERTAIN PERSONS IN OPPOSITION
                           TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Special meeting of stockholders to be held in 2003 must be received by the Company no later than December 31, 2003, in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              ACCOMPANYING REPORTS

         A copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002 will be furnished without charge to beneficial stockholders of record upon request by mail to Investor Relations, Healthcare Network Solutions Inc . 8383 Dunwoody Place, Building # 3, Atlanta Georgia 30350. A copy of our Annual Report on Form 10-KSB, including exhibits, is also available in digital form for download or review by visiting the SEC's web site at www.sec.gov.

                                   APPENDIX A
                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                       HEALTHCARE NETWORK SOLUTIONS, INC.

         Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the President of Healthcare Network Solutions, Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its shareholders as hereinafter described:

         WHEREAS, the Corporation currently is authorized to issued up to 50,000,000 shares of common stock, par value $0.0001 per share.

         WHEREAS, the Corporation currently has issued and outstanding 50,000,000 shares of common stock.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall reverse split its common stock on a ratio of one for 8.9 by decreasing the number its issued and outstanding shares of its common stock held by its stockholders of record on July 11, 2003 from 50,000,000 shares to approximately 5,617,978 shares, subject to rounding as hereinafter set forth; and be it

         FURTHER RESOLVED, that the foregoing reverse stock split shall not effect the par value of the Corporation's common stock, which such par value shall remain $0.0001 per share; and be it

         FURTHER RESOLVED, that the foregoing reverse stock split shall not effect the number of authorized shares of the Corporation's common stock, which such number shall remain at 50,000,000 shares; and be it

         FURTHER RESOLVED, that the effective date of the actions herein adopted shall be July 11, 2003; and be it

         FURTHER RESOLVED, that no cash will be paid or distributed as a result of the aforedescribed reverse stock split of the Corporation's common stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.

         The Board of Directors of the Corporation adopted the foregoing resolutions on July 11, 2003 and recommended that these resolutions be adopted by the Corporation's shareholders. On July 11, 2003 at a meeting of the Corporation's shareholders at which the number of votes cast FOR the foregoing actions were sufficient for approval pursuant to the provisions of Section 242 of the Delaware General Corporations Law, the herein contained resolutions were adopted by the Corporation's shareholders.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of _______________, 2003.

                                        HEALTHCARE NETWORK SOLUTIONS, INC.

                                        By:
                                           -------------------------------

                       HEALTHCARE NETWORK SOLUTIONS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                  JULY 11, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF INTERNATIONAL BIOCHEMICAL INDUSTRIES CORPORATION.

         The undersigned hereby appoints Timothy C. Moses or Jerry Smith proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of Common Stock of Healthcare Network Solutions, Inc. held of record by the undersigned on June 13, 2003 at the Special Meeting of Stockholders to be held at 1 p.m. local time, on Friday, July 11, 2003 at Best Western Roswell Suites, 907 Holcomb Bridge Road, Roswell, Georgia 30076-1905, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1. To approve an amendment to our Certificate of Incorporation to effect a 1 for 8.9 reverse split of our Common Stock; and

         [  ] FOR                   [  ] AGAINST              [  ] ABSTAIN


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED: __________________      NUMBER OF SHARES: _______________________

                                        ________________________________
                                        (Signature)

                                        ________________________________
                                        (Signature if jointly held)

                                        ________________________________
                                        (Printed name(s))

        Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.
                                   THANK YOU.